UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) August 22, 2014

NORDSTROM, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

WASHINGTON	001-15059	91-0515058
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NUMBER)	(I.R.S. EMPLOYER IDENTIFICATION NO.)

1617 SIXTH AVENUE, SEATTLE, WASHINGTON	98101
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	(ZIP CODE)

REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE (206) 628-2111

INAPPLICABLE

(FORMER NAME OR FORMER ADDRESS IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02 Unregistered Sales of Equity Securities.

On August 22, 2014, Nordstrom, Inc. (the “Company”) issued 4,680,139 shares of Company common stock, no par value (“Common Stock”), to certain former stockholders of Trunk Club, Inc. (“Trunk Club”) in connection with the Company’s acquisition by merger of Trunk Club (the “Acquisition”). Of the total issuance, 579,187 shares will be retained by the Company for various periods to satisfy post-closing adjustments and potential indemnity claims. These shares were issued in a private placement exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemptions set forth in Section 4(2) of the Securities Act and Rule 506 promulgated thereunder. The Company agreed, in connection with the Acquisition, to prepare and file within five business days of the closing date of the Merger, a registration statement covering the resale of such shares of Common Stock of the Company.

ITEM 8.01 Other Events.

On August 22, 2014, the Company issued a press release announcing that it has closed its previously announced acquisition of Trunk Club. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01 Financial Statements and Exhibits.

99.1	Press Release of Nordstrom, Inc. dated August 22, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORDSTROM, INC.

By:	/s/ Robert B. Sari
Robert B. Sari Executive Vice President, General Counsel and Corporate Secretary

Dated: August 22, 2014

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

99.1	Press release of Nordstrom, Inc. dated August 22, 2014.

4